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Exhibit 4.11.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO
MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING,
FINANCING STATEMENT AND SECURITY AGREEMENT

Each of the following agreements differ from Exhibit 4.11 only in their description of "premises", the Legal Description attached as Exhibit A and the Permitted Encumbrances attached as Exhibit B, each of which are specific to the individual properties described therein.

  1.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Crawford Facility).

  2.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Electric Junction Facility).

  3.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Fisk Facility).

  4.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Lombard Facility).

  5.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Sabrook Facility).

  6.
  Mortgage, Assignment of Rents and Leases, Fixture Filing, Financing Statement and Security Agreement, dated as of April 27, 2004 from Midwest Generation, LLC to Wilmington Trust Company, as Collateral Trustee (Waukegan Facility).

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SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING, FINANCING STATEMENT AND SECURITY AGREEMENT